EXHIBIT 12: COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS
             (dollars in thousands)

                                                                                       Year Ended December 31,
                                                                                -----------------------------------
                                                                                     1998               1997
                                                                                ----------------   ----------------
INCLUDING INTEREST ON DEPOSITS

Earnings:
Income before income taxes.................................................         $ 1,254,065        $ 1,022,108
Fixed charges..............................................................           1,238,596          1,035,069
Interest capitalized during period, net of
  amortization of previously capitalized interest..........................              (5,400)            (4,967)
                                                                                ----------------   ----------------
Earnings, for computation purposes.........................................         $ 2,487,261        $ 2,052,210
                                                                                ================   ================

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on deposits, short-term borrowings,
 and long-term debt and bank notes,
 expensed or capitalized...................................................         $ 1,229,503        $ 1,023,765
Portion of rents representative of the interest factor.....................               9,093             11,304
                                                                                ----------------   ----------------
Fixed charges..............................................................           1,238,596          1,035,069
Preferred stock dividend requirements (a)..................................              23,089             32,065
                                                                                ----------------   ----------------
Fixed charges and preferred stock dividend requirements,
 including interest on deposits, for computation purposes..................         $ 1,261,685        $ 1,067,134
                                                                                ================   ================

Ratio of earnings to combined fixed charges and preferred stock dividend
  requirements, including interest on deposits ............................                1.97               1.92

EXCLUDING INTEREST ON DEPOSITS

Earnings:
Income before income taxes.................................................         $ 1,254,065        $ 1,022,108
Fixed charges..............................................................             422,492            341,149
Interest capitalized during period net of
  amortization of previously capitalized interest..........................              (5,421)            (4,988)
                                                                                ----------------   ----------------
Earnings, for computation purposes.........................................         $ 1,671,136        $ 1,358,269
                                                                                ================   ================

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on short-term borrowings,
  and long-term debt and bank notes,
  expensed or capitalized..................................................           $ 413,399          $ 329,845
Portion of rents representative of the interest factor.....................               9,093             11,304
                                                                                ----------------   ----------------
Fixed charges..............................................................             422,492            341,149
Preferred stock dividend requirements (a)..................................              23,089             32,065
                                                                                ----------------   ----------------
Fixed charges and preferred stock dividend requirements,
  excluding interest on deposits, for computation purposes.................           $ 445,581          $ 373,214
                                                                                ================   ================

Ratio of earnings to combined fixed charges and preferred stock dividend
  requirements, excluding interest on deposits............................                 3.75               3.64


                                                                                            Year Ended December 31,
                                                                              ------------------------------------------------------
                                                                                   1996               1995                1994
                                                                              ---------------    ----------------    ---------------
INCLUDING INTEREST ON DEPOSITS

Earnings:
Income before income taxes.................................................        $ 731,294           $ 584,601          $ 441,101
Fixed charges..............................................................          755,884             609,742            316,647
Interest capitalized during period, net of
  amortization of previously capitalized interest..........................           (2,370)             (3,409)              (683)
                                                                              ---------------    ----------------    ---------------
Earnings, for computation purposes.........................................      $ 1,484,808         $ 1,190,934          $ 757,065
                                                                              ===============    ================    ===============

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on deposits, short-term borrowings,
 and long-term debt and bank notes,
 expensed or capitalized...................................................        $ 746,008           $ 600,047          $ 308,242
Portion of rents representative of the interest factor.....................            9,876               9,695              8,405
                                                                              ---------------    ----------------    ---------------
Fixed charges..............................................................          755,884             609,742            316,647
Preferred stock dividend requirements (a)..................................           23,269               2,432                  -
                                                                              ---------------    ----------------    ---------------
Fixed charges and preferred stock dividend requirements,
 including interest on deposits, for computation purposes..................        $ 779,153           $ 612,174          $ 316,647
                                                                              ===============    ================    ===============

Ratio of earnings to combined fixed charges and preferred stock dividend
  requirements, including interest on deposits.............................             1.91                1.95               2.39

EXCLUDING INTEREST ON DEPOSITS

Earnings:
Income before income taxes.................................................        $ 731,294           $ 584,601          $ 441,101
Fixed charges..............................................................          227,999             171,585             94,495
Interest capitalized during period net of
  amortization of previously capitalized interest..........................           (2,391)             (3,430)                 -
                                                                              ---------------    ----------------    ---------------
Earnings, for computation purposes.........................................        $ 956,902           $ 752,756          $ 535,596
                                                                              ===============    ================    ===============

Fixed Charges and Preferred Stock Dividend Requirements:
Interest on short-term borrowings,
  and long-term debt and bank notes,
  expensed or capitalized..................................................        $ 218,123           $ 161,890           $ 86,090
Portion of rents representative of the interest factor.....................            9,876               9,695              8,405
                                                                              ---------------    ----------------    ---------------
Fixed charges..............................................................          227,999             171,585             94,495
Preferred stock dividend requirements (a)..................................           23,269               2,432                  -
                                                                              ---------------    ----------------    ---------------
Fixed charges and preferred stock dividend requirements,
  excluding interest on deposits, for computation purposes.................        $ 251,268           $ 174,017           $ 94,495
                                                                              ===============    ================    ===============

Ratio of earnings to combined fixed charges and preferred stock dividend
  requirements, excluding interest on deposits.............................             3.81                4.33               5.67

(a) Preferred stock dividend requirements are adjusted to represent a pretax earnings equivalent.

The ratio of earnings to combined fixed charges and preferred stock dividend requirements is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges and preferred stock dividend requirements. Fixed charges consist of interest, expensed or capitalized, on borrowings (including or excluding deposits, as applicable), and the portion of rental expense which is deemed representative of interest. The preferred stock dividend requirements represent the pretax earnings which would have been required to cover such dividend requirements on the Corporation's preferred stock outstanding. The Corporation did not have any preferred stock outstanding during the periods prior to 1995 presented above and accordingly there were no preferred stock dividend requirements during such periods.